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                                                                     Exhibit 1.2

                                Pricing Agreement
                                -----------------


Goldman, Sachs & Co.
UBS Warburg LLC
SG Cowen Securities Corporation
Thomas Weisel Partners LLC
   As Representatives of the several
Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     PerkinElmer, Inc., a Massachusetts corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 2, 2000 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., UBS Warburg LLC, SG Cowen Securities Corporation and Thomas Weisel Partners LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto. In the




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event and to the extent that the Representatives shall exercise the election to purchase Optional Designated Securities as provided on Schedule II hereto, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, that portion of the aggregate principal amount of the Optional Designated Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Designated Securities by a fraction, the numerator of which is the maximum aggregate principal of Optional Designated Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum aggregate principal amount of Optional Designated Securities which all of the Underwriters are entitled to purchase hereunder.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                           Very truly yours,

                                           PerkinElmer, Inc.



                                           By: /s/ Robert F. Friel
                                              -----------------------------
                                              Robert F. Friel
                                              Senior Vice President
                                              & Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
UBS Warburg LLC
SG Cowen Securities Corporation
Thomas Weisel Partners LLC


By:  /s/ Goldman, Sachs & Co.
   -----------------------------------
      (Goldman, Sachs & Co.)


                                      -2-



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                                   SCHEDULE I



                                                              AGGREGATE INITIAL
                                     AGGREGATE INITIAL       PRICE TO PUBLIC OF
                                     PRICE TO PUBLIC OF     OPTIONAL DESIGNATED
                                          FIRM                SECURITIES TO BE
                                        DESIGNATED              PURCHASED IF
                                     SECURITIES TO BE              MAXIMUM
        UNDERWRITER                     PURCHASED            OPTIONS EXERCISED
        -----------                  ------------------      ------------------


Goldman, Sachs & Co.                   $320,000,295             $48,000,070
UBS Warburg LLC                          39,999,975               5,999,696
SG Cowen Securities Corporation          19,999,987               3,000,098
Thomas Weisel Partners LLC               19,999,987               3,000,098
                                       ------------             -----------

                            Total      $400,000,244             $59,999,962
                                       ============             ===========




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                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     Zero Coupon Convertible Debentures due August 7, 2020

AGGREGATE PRINCIPAL AMOUNT AT MATURITY:

     $800,641,000 (the "Firm Designated Securities")

PRICE TO PUBLIC:

     49.960% of the principal amount at maturity of the Designated Securities, plus accrued original issue discount, if any, from August 7, 2000 to the First Time of Delivery.

PURCHASE PRICE BY UNDERWRITERS:

     48.711% of the principal amount at maturity of the Designated Securities, plus accrued original issue discount, if any, from August 7, 2000 to the First Time of Delivery.

OVERALLOTMENT OPTION

     The Underwriters have the right to purchase at their election up to $120,096,000 aggregate principal amount at maturity of additional Designated Securities (the "Optional Designated Securities"), at the purchase price set forth above, for the sole purpose of covering overallotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate principal amount at maturity of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as set forth below) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice (the "Second Time of Delivery").

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC') or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the applicable Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds

FIRST TIME OF DELIVERY:

     9:30 a.m. (New York City time) on August 7, 2000, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.

INDENTURE:

     Indenture dated as of August 7, 2000, between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture dated as of August 7, 2000 between the Company and the Trustee.


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MATURITY:

     August 7, 2020

INTEREST RATE:

     Zero Coupon

INTEREST PAYMENT DATES:

     No interest payment dates, unless the Company chooses to pay interest following a tax event.

CONVERSION RIGHTS:

     Each Designated Security will be convertible into shares of Common Stock of the Company at the option of the Investor at any time on or prior to maturity, unless previously redeemed or otherwise purchased by the Company, at an initial Conversion Rate of 5.8785 shares per $1,000 principal amount at maturity of Designated Securities. The Conversion Rate will be adjusted upon the occurrence of certain events that affect the Common Stock.

REDEMPTION PROVISIONS:

     The Designated Securities may be redeemed, in whole or in part at the option of the Company, on or after August 7, 2003 at the issue price to the public plus accrued original issue discount through the date of redemption.

     The Investor will have the right to require the Company to repurchase the Designated Securities on August 7, 2003 and August 7, 2010. The repurchase price will be equal to the issue price to the public plus accrued original issue discount through the repurchase date and is payable, at the Company's option, in cash or, subject to satisfaction of specified conditions, shares of the Company's common stock (valued at 100% of the average closing price of the Company's common stock for the five trading days ending on the third trading day prior to the repurchase date) or any combination of cash and common stock.

     The Investor will have the right to require the Company to repurchase the Designated Securities upon a Change of Control. The repurchase price will be equal to the issue price to the public plus accrued original issue discount through the repurchase date and is payable, at the Company's option, in cash or, subject to satisfaction of specified conditions, shares of the Company's common stock (valued at 95% of the average closing price of the Company's common stock for the five trading days ending on the third trading day prior to the repurchase date) or any combination of cash and common stock

SINKING FUND PROVISIONS:

     No sinking fund provisions

DEFEASANCE PROVISIONS:

     Defeasance is available as set forth in Article 13 of the Indenture.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     New York, New York

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NAMES AND ADDRESSES OF REPRESENTATIVES:

Designated Representatives:                Goldman, Sachs & Co.
                                           UBS Warburg LLC
                                           SG Cowen Securities Corporation
                                           Thomas Weisel Partners LLC

Address for Notices, etc.:                 c/o Goldman, Sachs & Co.
                                           85 Broad Street
                                           New York, NY  10004
                                           Attention: Syndicate Department



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                                  SCHEDULE III


                              MATERIAL SUBSIDIARIES

                                         STATE OR JURISDICTION
NAME                                     OF INCORPORATION OR ORGANIZATION
----                                     --------------------------------

PerkinElmer Instruments LLC              Delaware
Lumen Technologies, Inc.                 Delaware
PerkinElmer Detection Systems, Inc.      Delaware
PerkinElmer Wallac Inc.                  Maryland
NEN Life Sciences, Inc.                  Delaware
NEN Life Science Products, Inc.          Delaware